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                          [LETTER HEAD OF LATHAM & WATKINS]


                                 September 12, 1997



Realty Income Corporation
220 West Crest Street
Escondido, California  92025-1725

         Re:  $300,000,000 Aggregate Maximum Offering Price
              OF SECURITIES OF REALTY INCOME CORPORATION

Ladies and Gentlemen:

              We have acted as tax counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the registration of $300,000,000 aggregate maximum offering price of securities of the Company, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, (File No. 333-34311) (such registration statement, together with the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission on August 25, 1997 and base prospectus related thereto (such base prospectus, together with the documents incorporated by reference therein, the "Prospectus").

         You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and the Prospectus. Moreover, we have relied, with your permission, exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated September 12, 1997, with respect to certain matters of Maryland law.

         In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of

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natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein only with respect to the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that:

              1. Commencing with the Company's taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation has enabled and will continue to enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

              2. The information in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations" to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus, or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. This opinion is only being rendered to you as of the date of this letter and we undertake no obligation to update this opinion if there are changes in the facts or the law subsequent to such date.

         This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                  Very truly yours,


                                  /s/ Latham & Watkins